                                                                    EXHIBIT 24.1
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert H. Lutz, Jr., Robert L. Adair III and L. Keith Blackwell, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, acting alone, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to the Registration Statement of AMRESCO, INC. on Form S-3 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         SIGNATURE                  TITLE               DATE


  /s/ Robert H. Lutz, Jr.          Chairman of the Board and        October 25, 1995
-------------------------------    Chief Executive Officer
     Robert H. Lutz, Jr.

  /s/ Robert L. Adair III          Director, President and          October 25, 1995
-------------------------------    Chief Operating Officer
     Robert L. Adair III

  /s/ Barry L. Edwards             Executive Vice President and     October 25, 1995
--------------------------------   Chief Financial Officer
     Barry L. Edwards              (Principal Financial Officer)

  /s/ James P. Cotton, Jr.         Director                         October 25, 1995
--------------------------------
     James P. Cotton, Jr.


  /s/ Richard L. Cravey            Director                         October 25, 1995
--------------------------------
     Richard L. Cravey


  /s/ Gerald E. Eickhoff           Director                         October 25, 1995
-------------------------------
     Gerald E. Eickhoff

                                   Director                         October ___, 1995
--------------------------------
     William S. Green


  /s/ Amy J. Jorgensen             Director                         October 25, 1995
--------------------------------
     Amy J. Jorgensen


  /s/ John J. McDonough            Director                         October 25, 1995
-------------------------------
     John J. McDonough


  /s/ Bruce W. Schnitzer           Director                         October 25, 1995
-------------------------------
     Bruce W. Schnitzer


  /s/ Ronald B. Kirkland           Vice President and Chief         October 25, 1995
--------------------------------   Accounting Officer
     Ronald B. Kirkland            (Principal Accounting Officer)



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